DUANE, MORRIS & HECKSCHER

                                ATTORNEYS AT LAW

                                ONE LIBERTY PLACE
                           PHILADELPHIA, PA 19103-7396
                                 (215) 979-1000

                                       FAX
                                 (215) 979-1020



    122 E. 42nd STREET, SUITE 2125             1201 MARKET STREET, SUITE 1500
     NEW YORK, NY 10168-0002                      WILMINGTON, DE 19801-0195

       314 S. STATE STREET                       305 NORTH FRONT STREET
         DOVER, DE 19901                        HARRISBURG, PA 17108-1003

  51 HADDONFIELD ROAD, SUITE 340               968 POSTAL ROAD, SUITE 200
    CHERRY HILL, NJ 08002-4810                  ALLENTOWN, PA 18109-0400

  ONE RIVERFRONT PLAZA, SUITE 500              735 CHESTERBROOK BOULEVARD
         NEWARK, NJ  07102                        WAYNE, PA 19087-5638




                                 August 27, 1996

The Board of Directors of
   Dover Downs Entertainment, Inc.
1131 North DuPont Highway
Dover, Delaware 19901

         Re: Dover Downs Entertainment, Inc.

Gentlemen:

         We have acted as special counsel to Dover Downs Entertainment, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-1 (the "Registration Statement") relating to the offer and sale by the Company and certain selling stockholders of up to 2,875,000 shares (the "Shares") of Common Stock, par value $.10 per share, of the Company.

         As special counsel to the Company, we have supervised all corporate proceedings in connec tion with the preparation and filing of the Registration Statement. We have also examined the Company's Certificate of Incorporation and By-laws, as amended to date, the corporate minutes and other proceedings and records relating to the authorization, sale and issuance of the Shares, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion. Based upon the foregoing, it is our opinion that each of the Shares, when paid for, will be duly authorized, legally and validly issued and outstanding, fully paid and nonassessable.

         We hereby consent to the use of this opinion in the Registration Statement, and we further consent to the reference to our name in the Prospectus under the caption "Legal Matters."

                                                Sincerely,

                                                /s/ Duane, Morris & Heckscher

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